Exhibit 99.1
FOR IMMEDIATE RELEASE
October 19, 2018

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets and Investor Relations (504) 310-7314

IBERIABANK Corporation Reports Third Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 131-year-old IBERIABANK (www.iberiabank.com), reported financial results for the third quarter ended September 30, 2018. For the quarter, the Company reported net income available to common shareholders of $97.9 million, or $1.73 diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the third quarter of 2018 was $1.74 per common share, compared to $1.00 in the year-ago period, an increase of 74% (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics). Excluding quarters where we had bargain purchase gains, Core EPS was a record in the third quarter of 2018.

Daryl G. Byrd, President and Chief Executive Officer, commented, “We are pleased to report another quarter of solid financial performance driven by loan growth, increased revenues, and a reduced expense base. Today, we are providing initial financial guidance for 2019. Our focus on delivering sustainable, profitable returns to our shareholders is reflected in our guidance as we continue to work toward achieving our 2020 Strategic Goals, which we expect to attain in 2019.”

Highlights for the third quarter of 2018 and at September 30, 2018:

	For the three months ended
	GAAP		Non-GAAP Core
	3Q18	2Q18	3Q18	2Q18
Earnings Per Common Share	$1.73	$1.30	$1.74	$1.71
Return on Average Assets	1.34%	1.01%	1.35%	1.32%
Return on Average Common Equity	10.21%	7.87%	10.27%	10.30%
Return on Average Tangible Common Equity	N/A	N/A	16.34%	16.70%
Efficiency Ratio	54.2%	63.5%	54.0%	56.6%
Tangible Efficiency Ratio (TE)	N/A	N/A	52.0%	54.3%

•	On a linked quarter basis, both GAAP and Core EPS improved driven by loan growth, margin stability and expense reduction.

•	Revenue growth and declining expense produced positive operating leverage in the quarter.

•	Solid returns in 3Q18 allowed the company to achieve previously announced 2020 Strategic Goals for the second consecutive quarter.

•	The Company's reported and cash net interest margins declined 2 basis points on a linked quarter basis, to 3.74% and 3.47%, respectively.

•	Non-interest expense declined $27.5 million on a linked quarter basis. On a core basis, non-interest expense decreased $6.8 million.

•	Total loan growth was $268.1 million, or 5% annualized.

•
Total deposits decreased $237.0 million, or -4% annualized. As of September, 30, 2018, total non-interest bearing deposits represented 28% of total deposits. Third quarter deposits were significantly influenced by several large commercial deposit outflows, which were expected.

•	Credit metrics remained stable. Classified assets are down 20% from the same time a year ago.

•	As previously announced, during 3Q18 the Company closed 22 retail branches and expects to realize $2 million in operating expense savings per quarter.

•	During 3Q18, the Company repurchased 363,210 common shares at a weighted average price of $83.63 per common share.

•	The Company announced a third quarter cash dividend equal to $0.39 per common share, a 3% increase compared to the common dividend declared in June 2018.

•
On October 19, 2018, the Company announced a fourth quarter cash dividend equal to $0.41 per common share, payable on January 25, 2019, to shareholders of record on December 31, 2018. This equates to a 5% increase to the third quarter common dividend. This announcement marks the third common dividend increase in 2018.

4Q18 Special Items
In connection with filing its 2017 income tax returns, the Company anticipates recognizing a non-core, permanent net income tax benefit of approximately $55 million in the fourth quarter of 2018. This anticipated benefit is based on the repricing of its current and deferred income tax position associated with the Tax Cuts and Jobs Act of 2017 following the filing of the Company’s remaining state income tax returns and the receipt of written consent from the IRS on a tax accounting method change.  The Company expects these items to be finalized in the fourth quarter of 2018.

2019 Financial Guidance
The Company is providing initial financial guidance for 2019 as listed below:

2019 Guidance
Average Earning Assets	$28.6B ~ $28.9B
Consolidated Loan Growth	5% ~ 7%
Consolidated Deposit Growth	5% ~ 7%
Provision Expense	$35MM ~ $49MM
Non-Interest Income (Core Basis)	$215MM ~ $225MM
Non-Interest Expense (Core Basis)	$685MM ~ $700MM
Net Interest Margin	3.60% ~ 3.70%
Tax Rate	22.5% ~ 23.5%
Preferred Dividend & Unrestricted Shares	$12.5 ~ $13.5
Share Repurchase Activity	$135MM ~ $150MM
Credit Quality	Stable

•	Guidance includes two interest rate increases in 2019.

•
Impact of deployment alternatives related to the $55 million non-core permanent tax item in 2018 are not included in the guidance at this time. Once received, management and the Board of Directors will evaluate deployment alternatives, which may include increased dividends, additional share repurchases, and/or balance sheet management strategies.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	9/30/2018	6/30/2018	% Change	9/30/2017	% Change
GAAP BASIS:
Income available to common shareholders	$97,866	$74,175	31.9	$26,046	275.7
Earnings per common share - diluted	1.73	1.30	33.1	0.49	253.1

Average loans and leases, net of unearned income	$22,162,373	$21,830,720	1.5	$18,341,154	20.8
Average total deposits	23,241,529	23,155,871	0.4	19,785,328	17.5
Net interest margin (TE) (1)	3.74%	3.76%		3.64%

Total revenues (2)	$312,312	$310,053	0.7	$267,726	16.7
Total non-interest expense (2)	169,349	196,877	(14.0)	200,762	(15.6)
Efficiency ratio (2)	54.2%	63.5%		75.0%
Return on average assets	1.34	1.01		0.45
Return on average common equity	10.21	7.87		2.92

NON-GAAP BASIS (3):
Core revenues (2)	$312,311	$310,050	0.7	$267,968	16.5
Core non-interest expense (2)	168,649	175,445	(3.9)	161,462	4.5
Core earnings per common share - diluted	1.74	1.71	1.8	1.00	74.0
Core tangible efficiency ratio (TE) (1) (2) (4)	52.0%	54.3%		57.9%
Core return on average assets	1.35	1.32		0.87
Core return on average common equity	10.27	10.30		5.99
Core return on average tangible common equity	16.34	16.70		8.95
Net interest margin (TE) - cash basis (1)	3.47	3.49		3.30

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.2 million and had no impact on net income.

(3) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(4) Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results
The Company's reported and cash net interest margins declined 2 basis points on a linked quarter basis, to 3.74% and 3.47%, respectively. The Company realized $1.1 million less in recoveries on acquired impaired loans compared to 2Q18.

Net interest income increased $3.1 million, or 1%, on a linked quarter basis. Average loans increased $331.7 million, or 6% annualized, and the associated taxable-equivalent yield increased 11 basis points. All other average earning assets decreased by $52.1 million from the linked quarter. The yield on total earning assets was 11 basis points higher at 4.57% compared to 4.46% in the linked quarter.

Average interest-bearing deposits increased $197.2 million, or 5% annualized, and the average cost of interest-bearing deposits rose 17 basis points to 106 basis points on a linked quarter basis. Total average interest-bearing liabilities increased by $355.3 million, or 8% annualized, and the average cost of interest-bearing liabilities rose 18 basis points to 120 basis points. The total cost of interest-bearing liabilities rose primarily due to an upward repricing of deposits, brokered wholesale CD issuances, and increases in the average rate paid on short-term and long-term FHLB advances. The total cost of funding in 3Q18 was 89 basis points, compared to 75 basis points in 2Q18.

The Company’s provision for loan losses increased to $11.1 million on a linked quarter basis and covered net charge-offs in 3Q18 by 124%. The overall increase in provision was mainly attributable to a $741.7 million increase in legacy loans.

In 3Q18, non-interest income decreased $0.9 million, or 2%, compared to 2Q18 primarily as a result of seasonal declines in the Company's fee income businesses. Non-interest income on a linked quarter basis included a decrease of $1.0 million in mortgage income, a decrease of $0.6 million in title revenue, and a decrease of $0.5 million in ATM/debit card fee income. These decreases were offset by an increase of $1.1 million in client derivative activity and $0.6 million in service charges on deposit accounts.

Non-interest expense decreased $27.5 million, or 14%, on a linked quarter basis, primarily due to decreased merger and conversion-related expenses and reduced salaries and employee benefits expenses. During 3Q18, non-interest expense included $3.3 million in branch closure and other impairment expenses, a $2.7 million gain on the early termination of loss share agreements, $1.1 million in compensation-related expenses, and $1.0 million in merger and conversion-related expenses that are considered non-core items by management.

Excluding these items, core non-interest expense decreased $6.8 million, or 4%, primarily driven by decreases of $1.4 million in salary and employee benefits expenses, $1.4 million in occupancy and equipment expenses, $1.3 million in the accrual for mortgage loan repurchase reserves, $1.3 million in professional services expenses, and $0.8 million in marketing and business development expenses.

Branch closure expenses were partially offset by gains on sales of branches previously closed and gains on the termination of loss share agreements acquired in the Sabadell United Bank acquisition and made up the majority of the variance between GAAP and Core EPS.

On a linked quarter basis, the efficiency ratio improved to 54.2% from 63.5%, while the non-GAAP core tangible efficiency ratio improved to 52.0% from 54.3%. The Company continues to focus on cost containment and revenue enhancement efforts to deliver positive operating leverage. Refer to Table A for a summary of financial results on both a GAAP and non-GAAP basis.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		9/30/2018	6/30/2018	% Change	9/30/2017	% Change
PERIOD-END BALANCES:
	Total loans and leases, net of unearned income	$22,343,906	$22,075,783	1.2	$19,795,085	12.9
	Total deposits	23,193,446	23,430,458	(1.0)	21,334,271	8.7

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans (1)	0.32%	0.20%		0.29%
	Loans 90 days or more past due and still accruing as a percentage of total loans (1)	0.06	0.04		0.01
	Non-performing assets to total assets (1)(2)	0.63	0.54		0.63
	Classified assets to total assets (3)	1.09	1.26		1.47

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	8.69%	8.56%		8.68%
	Tier 1 leverage ratio (6)	9.65	9.54		10.17
	Total risk-based capital ratio (6)	12.42	12.37		12.78

PER COMMON SHARE DATA:
	Book value	$68.03	$67.06	1.4	$66.74	1.9
	Tangible book value (Non-GAAP) (4) (5)	44.72	43.75	2.2	43.04	3.9
	Closing stock price	81.35	75.80	7.3	82.15	(1.0)
	Cash dividends	0.39	0.38	2.6	0.37	5.4

(1)
Past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. Refer to Table 5 for further detail.
(3)
Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30. Classified assets were $328 million, $379 million and $410 million at September 30, 2018, June 30, 2018, and September 30, 2017, respectively.

(4)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(6)	Regulatory capital ratios as of September 30, 2018 are preliminary.

Loans and Other Assets
Total loans increased $268.1 million, or 5% annualized, to $22.3 billion at September 30, 2018. Period-end loan growth during 3Q18 was strongest in the Energy Group (reserve-based lending), South Florida Commercial, Corporate Asset Finance Group (equipment financing business), and the Birmingham, Tampa and Dallas markets. The Company believes it is well-positioned for diversified loan growth based on our strategic presence in significant MSAs in the Southeastern United States.

Table C - Period-End Loans
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	9/30/2018	6/30/2018	9/30/2017	$	%	Annualized	$	%	9/30/2018	6/30/2018
Legacy loans:
Commercial(1)	$11,971,771	$11,500,907	$10,295,455	470,864	4.1	16.2%	1,676,316	16.3	73.2%	73.7%
Residential mortgage	1,836,119	1,534,294	1,040,990	301,825	19.7	78.0%	795,129	76.4	11.2%	9.8%
Consumer	2,543,872	2,574,834	2,496,701	(30,962)	(1.2)	(4.8)%	47,171	1.9	15.6%	16.5%
Total legacy loans	16,351,762	15,610,035	13,833,146	741,727	4.8	18.9%	2,518,616	18.2	100.0%	100.0%

Acquired loans:
Balance at beginning of period	6,465,748	6,792,168	2,062,606	(326,420)	(4.8)		4,403,142	213.5
Loans acquired during the period	—	—	4,026,020	—	—		(4,026,020)	N/M
Net paydown activity	(473,604)	(326,420)	(126,687)	(147,184)	45.1		(346,917)	273.8
Total acquired loans	5,992,144	6,465,748	5,961,939	(473,604)	(7.3)		30,205	0.5
Total loans	$22,343,906	$22,075,783	$19,795,085	268,123	1.2		2,548,821	12.9
(1) Includes equipment financing leases.
N/M= not meaningful

On an average balance and linked quarter basis, the investment portfolio increased $37.9 million, or 3% annualized, to $4.9 billion, mainly due to purchases of additional investment securities. Approximately 96% of the Company's investment portfolio is in available-for-sale securities, which experience unrealized losses as interest rates rise. On a period-end basis, the investment portfolio equated to $4.8 billion, or 16% of total assets at September 30, 2018. The investment portfolio had an effective duration of 4.0 years at September 30, 2018, up from 3.9 years at June 30, 2018, and a $181.1 million unrealized loss at September 30, 2018, up from an $151.4 million loss at June 30, 2018. The average yield on investment securities increased 1 basis point to 2.43% in 3Q18. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised 8% of total investments at September 30, 2018.

Deposits and Funding
Total deposits decreased $237.0 million, or 1%, to $23.2 billion at September 30, 2018. Deposit growth during 3Q18 was strongest in the Dallas, Baton Rouge and New York markets. Third quarter deposits were significantly influenced by several large commercial deposit outflows, which were expected. During the quarter, the Company had continued growth in its number of deposit accounts, and expects positive deposit trends to resume moving forward. Periodic lumpy inflows and outflows are not unusual given the commercial nature of our franchise.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	9/30/2018	6/30/2018	9/30/2017	$	%	Annualized	$	%	9/30/2018	6/30/2018
Non-interest-bearing	$6,544,926	$6,814,441	$5,963,943	(269,515)	(4.0)	(15.9)%	580,983	9.7	28.2%	29.1%
NOW accounts	4,247,533	4,453,152	3,547,761	(205,619)	(4.6)	(18.3)%	699,772	19.7	18.3%	19.0%
Money market accounts	8,338,682	8,467,906	8,321,755	(129,224)	(1.5)	(6.0)%	16,927	0.2	36.0%	36.1%
Savings accounts	820,354	850,425	843,662	(30,071)	(3.5)	(13.9)%	(23,308)	(2.8)	3.5%	3.6%
Time deposits	3,241,951	2,844,534	2,657,150	397,417	14.0	55.5%	584,801	22.0	14.0%	12.2%
Total deposits	$23,193,446	$23,430,458	$21,334,271	(237,012)	(1.0)	(4.0)%	1,859,175	8.7	100.0%	100.0%

Asset Quality
Credit quality remains stable and reflects strength in the economy. On a linked quarter basis, classified assets decreased $51.6 million and were down $82.9 million, or 20%, from the same time a year ago. The Company's classified assets to total assets were 1.09% in 3Q18, down from 1.26% at 2Q18 and 1.47% at 3Q17.

Refer to Table 5 - Loans and Asset Quality Data for further information.

Capital Position
At September 30, 2018, the Company reported a non-GAAP tangible common equity ratio of 8.69%, up 13 basis points compared to June 30, 2018, and the preliminary Tier 1 leverage ratio was 9.65%, up 11 basis points compared to June 30, 2018. The Company’s preliminary calculation of its total risk-based capital ratio at September 30, 2018, was 12.42%, up 5 basis points compared to June 30, 2018.

At September 30, 2018, book value per common share was $68.03, up $0.97 per share, compared to June 30, 2018. Tangible book value per common share was $44.72, up $0.97 per share, compared to June 30, 2018. Based on the closing stock price of the Company’s common stock of $75.30 per share on October 18, 2018, this price equated to 1.11 times September 30, 2018 book value per common share and 1.68 times September 30, 2018 tangible book value per common share.

Dividends On Capital Stock. The declaration of dividends is at the discretion of the Board of Directors. The following details the recent dividend declarations:

Common Stock. On August 2, 2018, the Company declared a quarterly cash dividend of $0.39 per common share, a 3% increase compared to the common dividend declared in June 2018. The dividend is payable on October 26, 2018, to shareholders of record as of September 28, 2018.

On October 19, 2018, the Company announced a quarterly cash dividend equal to $0.41 per common share, payable on January 25, 2019, to shareholders of record on December 31, 2018. This equated to a 5% increase to the common dividend declared in August 2018. This announcement marks the third common dividend increase in 2018.

Preferred Stock. On July 6, 2018, the Company declared a semi-annual cash dividend of $0.8281 per depositary share of Series B Preferred Stock that was paid on August 1, 2018. On August 2, 2018, the Company declared a quarterly cash dividend of $0.4125 per depositary share of Series C Preferred Stock that is payable on November 1, 2018.

Common Stock Repurchase Program. On May 10, 2018, the Board of Directors authorized the repurchase of up to 1,137,500 shares of the Company's common stock. This repurchase authorization equated to approximately 2% of total common shares outstanding. Stock repurchases under this program will be made from time to time, on the open market or in privately negotiated transactions at the discretion of the management of the Company. The timing of these repurchases will depend on market conditions and other requirements. The Company anticipates executing an active quarterly share repurchase. During 3Q18, the Company repurchased 363,210 common shares, at a weighted average price of $83.63 per common share. At September 30, 2018, there were approximately 709,290 remaining shares that may be repurchased under the current Board-approved plan.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with locations in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, Mississippi, Missouri, and New York offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $4.2 billion, based on the NASDAQ Global Select Market closing stock price on October 18, 2018.

The following 10 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Friday, October 19, 2018, beginning at 8:00 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 9041078. A replay of the call will be available until midnight Central Time on October 26, 2018 by dialing 1-877-344-7529. The confirmation code for the replay is 10124103. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, debt repayment penalties, and gains, losses, and impairment charges on long-lived assets. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC's website, https://www.sec.gov, and the Company's website, https://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	9/30/2018	6/30/2018	% Change	9/30/2017	% Change
Net interest income	$259,225	$256,113	1.2	$216,883	19.5
Net interest income (TE) (1)	260,727	257,562	1.2	219,463	18.8
Total revenues (2)	312,312	310,053	0.7	267,726	16.7
Provision for loan losses	11,097	7,595	46.1	18,514	(40.1)
Non-interest expense (2)	169,349	196,877	(14.0)	200,762	(15.6)
Net income available to common shareholders	97,866	74,175	31.9	26,046	275.7

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.74	$1.31	32.8	$0.49	255.1
Earnings available to common shareholders - diluted	1.73	1.30	33.1	0.49	253.1
Core earnings (Non-GAAP) (3)	1.74	1.71	1.8	1.00	74.0
Book value	68.03	67.06	1.4	66.74	1.9
Tangible book value (Non-GAAP) (3) (4)	44.72	43.75	2.2	43.04	3.9
Closing stock price	81.35	75.80	7.3	82.15	(1.0)
Cash dividends	0.39	0.38	2.6	0.37	5.4

KEY RATIOS AND OTHER DATA (7):
Net interest margin (TE) (1)	3.74%	3.76%		3.64%
Efficiency ratio (2)	54.2	63.5		75.0
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3) (4)	52.0	54.3		57.9
Return on average assets	1.34	1.01		0.45
Return on average common equity	10.21	7.87		2.92
Core return on average tangible common equity (Non-GAAP) (3)(4)	16.34	16.70		8.95
Effective tax rate	23.1	28.8		38.8
Full-time equivalent employees	3,429	3,543		3,646

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (3) (4)	8.69%	8.56%		8.68%
Tangible common equity to risk-weighted assets (4)	10.17	10.18		10.56
Tier 1 leverage ratio (5)	9.65	9.54		10.17
Common equity Tier 1 (CET 1) ratio (5)	10.79	10.72		10.93
Tier 1 capital ratio (5)	11.33	11.27		11.53
Total risk-based capital ratio (5)	12.42	12.37		12.78
Common stock dividend payout ratio	21.8	28.9		76.5
Classified assets to Tier 1 capital (8)	11.7	13.9		16.2

ASSET QUALITY RATIOS:
	Non-performing assets to total assets (6)	0.63%	0.54%	0.63%
	ALLL to total loans and leases	0.61	0.62	0.69
	Net charge-offs to average loans (annualized)	0.16	0.21	0.62
	Non-performing assets to total loans and OREO (6)	0.84	0.74	0.89

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2)
Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.2 million and had no impact on net income.

(3)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(4)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(5)	Regulatory capital ratios as of September 30, 2018 are preliminary.
(6)
Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(7)	All ratios are calculated on an annualized basis for the periods indicated.
(8)	Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	9/30/2018	6/30/2018	$	%	3/31/2018	12/31/2017	9/30/2017	$	%
Interest income	$317,067	$303,823	13,244	4.4	$270,543	$269,703	$246,972	70,095	28.4
Interest expense	57,842	47,710	10,132	21.2	37,654	34,201	30,089	27,753	92.2
Net interest income	259,225	256,113	3,112	1.2	232,889	235,502	216,883	42,342	19.5
Provision for loan losses	11,097	7,595	3,502	46.1	7,986	14,393	18,514	(7,417)	(40.1)
Net interest income after provision for loan losses	248,128	248,518	(390)	(0.2)	224,903	221,109	198,369	49,759	25.1
Mortgage income	12,732	13,721	(989)	(7.2)	9,595	13,675	16,050	(3,318)	(20.7)
Service charges on deposit accounts	13,520	12,950	570	4.4	12,908	12,581	12,534	986	7.9
Title revenue	6,280	6,846	(566)	(8.3)	5,027	5,398	5,643	637	11.3
Broker commissions(1)	2,627	2,396	231	9.6	2,221	1,958	2,094	533	25.5
ATM/debit card fee income(1)	2,470	2,925	(455)	(15.6)	2,633	2,583	2,486	(16)	(0.6)
Income from bank owned life insurance	1,744	1,261	483	38.3	1,282	1,267	1,263	481	38.1
Gain (loss) on sale of available-for-sale securities	—	3	(3)	(100.0)	(59)	35	(242)	242	100.0
Trust department income	3,993	4,243	(250)	(5.9)	3,426	3,081	2,686	1,307	48.7
Other non-interest income(1)	9,721	9,595	126	1.3	7,533	11,764	8,329	1,392	16.7
Total non-interest income(1)	53,087	53,940	(853)	(1.6)	44,566	52,342	50,843	2,244	4.4
Salaries and employee benefits	101,159	107,445	(6,286)	(5.9)	104,586	104,387	106,970	(5,811)	(5.4)
Occupancy and equipment	18,889	19,931	(1,042)	(5.2)	20,047	19,211	19,139	(250)	(1.3)
Amortization of acquisition intangibles	5,382	6,111	(729)	(11.9)	5,102	4,642	4,527	855	18.9
Data processing(1)	9,036	9,309	(273)	(2.9)	12,393	11,416	12,300	(3,264)	(26.5)
Professional services	5,519	7,160	(1,641)	(22.9)	7,391	9,441	22,550	(17,031)	(75.5)
Credit and other loan related expense	5,117	5,190	(73)	(1.4)	4,618	3,170	7,532	(2,415)	(32.1)
Other non-interest expense(1)	24,247	41,731	(17,484)	(41.9)	34,159	29,798	27,744	(3,497)	(12.6)
Total non-interest expense(1)	169,349	196,877	(27,528)	(14.0)	188,296	182,065	200,762	(31,413)	(15.6)
Income before income taxes	131,866	105,581	26,285	24.9	81,173	91,386	48,450	83,416	172.2
Income tax expense	30,401	30,457	(56)	(0.2)	17,552	81,108	18,806	11,595	61.7
Net income	101,465	75,124	26,341	35.1	63,621	10,278	29,644	71,821	242.3
Less: Preferred stock dividends	3,599	949	2,650	279.2	3,598	949	3,598	1	—
Net income available to common shareholders	$97,866	$74,175	23,691	31.9	$60,023	$9,329	$26,046	71,820	275.7

Income available to common shareholders - basic	$97,866	$74,175	23,691	31.9	$60,023	$9,329	$26,046	71,820	275.7
Less: Earnings allocated to unvested restricted stock	908	767	141	18.4	639	101	283	625	220.8
Earnings allocated to common shareholders	$96,958	$73,408	23,550	32.1	$59,384	$9,228	$25,763	71,195	276.3

Earnings per common share - basic	$1.74	$1.31	0.43	32.8	$1.11	$0.17	$0.49	1.25	255.1

Earnings per common share - diluted	1.73	1.30	0.43	33.1	1.10	0.17	0.49	1.24	253.1
Impact of non-core items (Non-GAAP) (2)	0.01	0.41	(0.40)	(97.6)	0.27	1.16	0.51	(0.50)	(98.0)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (2)	$1.74	$1.71	0.03	1.8	$1.37	$1.33	$1.00	0.74	74.0

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	55,571	55,931	(360)	(0.6)	53,616	53,287	52,424	3,147	6.0
Weighted average common shares outstanding - diluted	55,945	56,287	(342)	(0.6)	53,967	53,621	52,770	3,175	6.0
Book value shares (period end)	56,007	56,390	(383)	(0.7)	56,779	53,872	53,864	2,143	4.0

(1)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Nine Months Ended
			Change
	9/30/2018	9/30/2017	$	%
Interest income	$891,433	$644,080	247,353	38.4
Interest expense	143,206	70,736	72,470	102.5
Net interest income	748,227	573,344	174,883	30.5
Provision for loan losses	26,678	36,718	(10,040)	(27.3)
Net interest income after provision for loan losses	721,549	536,626	184,923	34.5
Mortgage income	36,048	49,895	(13,847)	(27.8)
Service charges on deposit accounts	39,378	35,097	4,281	12.2
Title revenue	18,153	16,574	1,579	9.5
Broker commissions (1)	7,244	7,203	41	0.6
ATM/debit card fee income (1)	8,028	7,615	413	5.4
Income from bank owned life insurance	4,287	3,815	472	12.4
(Loss) gain on sale of available-for-sale securities	(56)	(183)	127	69.4
Trust department income	11,662	6,625	5,037	76.0
Other non-interest income (1)	26,849	23,164	3,685	15.9
Total non-interest income (1)	151,593	149,805	1,788	1.2
Salaries and employee benefits	313,190	275,140	38,050	13.8
Occupancy and equipment	58,867	51,452	7,415	14.4
Amortization of acquisition intangibles	16,595	7,948	8,647	108.8
Data processing (1)	30,738	25,374	5,364	21.1
Professional services	20,070	39,104	(19,034)	(48.7)
Credit and other loan related expense	14,925	15,838	(913)	(5.8)
Other non-interest expense (1)	100,137	70,082	30,055	42.9
Total non-interest expense (1)	554,522	484,938	69,584	14.3
Income before income taxes	318,620	201,493	117,127	58.1
Income tax expense	78,410	69,358	9,052	13.1
Net income	240,210	132,135	108,075	81.8
Less: Preferred stock dividends	8,146	8,146	—	—
Net income available to common shareholders	$232,064	$123,989	108,075	87.2

Income available to common shareholders - basic	$232,064	$123,989	108,075	87.2
Less: Earnings allocated to unvested restricted stock	2,341	1,052	1,289	122.5
Earnings allocated to common shareholders	$229,723	$122,937	106,786	86.9

Earnings per common share - basic	$4.17	$2.47	1.70	68.8

Earnings per common share - diluted	4.14	2.45	1.69	68.9
Impact of non-core items (Non-GAAP) (2)	0.69	0.68	0.01	1.5
Earnings per share - diluted, excluding non-core items (Non-GAAP) (2)	$4.83	$3.13	1.70	54.3

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	55,047	49,749	5,298	10.6
Weighted average common shares outstanding - diluted	55,407	50,106	5,301	10.6
Book value shares (period end)	56,007	53,864	2,143	4.0

(1)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $6.6 million and had no impact on net income.

(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	9/30/2018	6/30/2018	$	%	3/31/2018	12/31/2017	9/30/2017	$	%
Cash and due from banks	$291,083	$299,268	(8,185)	(2.7)	$253,527	$319,156	$298,173	(7,090)	(2.4)
Interest-bearing deposits in other banks	184,852	428,120	(243,268)	(56.8)	310,565	306,568	583,043	(398,191)	(68.3)
Total cash and cash equivalents	475,935	727,388	(251,453)	(34.6)	564,092	625,724	881,216	(405,281)	(46.0)
Investment securities available for sale	4,634,124	4,650,915	(16,791)	(0.4)	4,542,486	4,590,062	4,736,339	(102,215)	(2.2)
Investment securities held to maturity	213,561	221,030	(7,469)	(3.4)	224,241	227,318	175,906	37,655	21.4
Total investment securities	4,847,685	4,871,945	(24,260)	(0.5)	4,766,727	4,817,380	4,912,245	(64,560)	(1.3)
Mortgage loans held for sale	42,976	78,843	(35,867)	(45.5)	110,348	134,916	141,218	(98,242)	(69.6)
Loans and leases, net of unearned income	22,343,906	22,075,783	268,123	1.2	21,706,090	20,078,181	19,795,085	2,548,821	12.9
Allowance for loan and lease losses	(136,950)	(136,576)	(374)	0.3	(144,527)	(140,891)	(136,628)	(322)	0.2
Loans and leases, net	22,206,956	21,939,207	267,749	1.2	21,561,563	19,937,290	19,658,457	2,548,499	13.0
Premises and equipment, net	304,605	326,213	(21,608)	(6.6)	329,454	331,413	330,800	(26,195)	(7.9)
Goodwill and other intangible assets	1,313,478	1,320,664	(7,186)	(0.5)	1,338,573	1,277,464	1,281,479	31,999	2.5
Other assets	926,752	861,902	64,850	7.5	801,880	779,942	771,220	155,532	20.2
Total assets	$30,118,387	$30,126,162	(7,775)	—	$29,472,637	$27,904,129	$27,976,635	2,141,752	7.7

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,544,926	$6,814,441	(269,515)	(4.0)	$6,595,495	$6,209,925	$5,963,943	580,983	9.7
NOW accounts	4,247,533	4,453,152	(205,619)	(4.6)	4,500,181	4,348,939	3,547,761	699,772	19.7
Savings and money market accounts	9,159,036	9,318,331	(159,295)	(1.7)	9,146,710	8,520,365	9,165,417	(6,381)	(0.1)
Time deposits	3,241,951	2,844,534	397,417	14.0	2,728,806	2,387,488	2,657,150	584,801	22.0
Total deposits	23,193,446	23,430,458	(237,012)	(1.0)	22,971,192	21,466,717	21,334,271	1,859,175	8.7
Short-term borrowings	790,000	595,000	195,000	32.8	375,000	475,000	975,008	(185,008)	(19.0)
Securities sold under agreements to repurchase	452,719	459,213	(6,494)	(1.4)	525,496	516,297	548,696	(95,977)	(17.5)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,346,700	1,318,504	28,196	2.1	1,329,192	1,375,725	1,007,474	339,226	33.7
Other liabilities	273,051	289,468	(16,417)	(5.7)	250,740	253,489	264,302	8,749	3.3
Total liabilities	26,176,026	26,212,753	(36,727)	(0.1)	25,571,730	24,207,338	24,249,861	1,926,165	7.9
Total shareholders' equity	3,942,361	3,913,409	28,952	0.7	3,900,907	3,696,791	3,726,774	215,587	5.8
Total liabilities and shareholders' equity	$30,118,387	$30,126,162	(7,775)	—	$29,472,637	$27,904,129	$27,976,635	2,141,752	7.7

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	9/30/2018	6/30/2018	$	%	3/31/2018	12/31/2017	9/30/2017	$	%
Cash and due from banks	$279,918	$296,907	(16,989)	(5.7)	$308,319	$307,328	$277,968	1,950	0.7
Interest-bearing deposits in other banks	259,455	392,906	(133,451)	(34.0)	486,298	538,733	615,445	(355,990)	(57.8)
Total cash and cash equivalents	539,373	689,813	(150,440)	(21.8)	794,617	846,061	893,413	(354,040)	(39.6)
Investment securities available for sale	4,673,454	4,629,177	44,277	1.0	4,544,836	4,674,496	4,593,798	79,656	1.7
Investment securities held to maturity	216,419	222,764	(6,345)	(2.8)	226,229	191,067	114,895	101,524	88.4
Total investment securities	4,889,873	4,851,941	37,932	0.8	4,771,065	4,865,563	4,708,693	181,180	3.8
Mortgage loans held for sale	87,823	72,917	14,906	20.4	109,027	126,216	132,309	(44,486)	(33.6)
Loans and leases, net of unearned income	22,162,373	21,830,720	331,653	1.5	20,181,390	19,941,500	18,341,154	3,821,219	20.8
Allowance for loan and lease losses	(139,075)	(145,565)	6,490	(4.5)	(144,295)	(138,927)	(147,046)	7,971	(5.4)
Loans and leases, net	22,023,298	21,685,155	338,143	1.6	20,037,095	19,802,573	18,194,108	3,829,190	21.0
Premises and equipment, net	315,259	327,686	(12,427)	(3.8)	331,640	329,957	327,917	(12,658)	(3.9)
Goodwill and other intangible assets	1,316,527	1,338,420	(21,893)	(1.6)	1,281,598	1,277,293	1,047,355	269,172	25.7
Other assets	874,078	804,920	69,158	8.6	807,177	787,400	793,126	80,952	10.2
Total assets	$30,046,231	$29,770,852	275,379	0.9	$28,132,219	$28,035,063	$26,096,921	3,949,310	15.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,684,343	$6,795,878	(111,535)	(1.6)	$6,278,507	$6,176,347	$5,601,071	1,083,272	19.3
NOW accounts	4,296,392	4,494,064	(197,672)	(4.4)	4,363,557	3,987,908	3,203,657	1,092,735	34.1
Savings and money market accounts	9,237,614	9,146,302	91,312	1.0	8,664,085	8,769,464	8,566,873	670,741	7.8
Time deposits	3,023,180	2,719,627	303,553	11.2	2,471,485	2,444,403	2,413,727	609,453	25.2
Total deposits	23,241,529	23,155,871	85,658	0.4	21,777,634	21,378,122	19,785,328	3,456,201	17.5
Short-term borrowings	820,087	609,965	210,122	34.4	506,056	729,111	1,180,165	(360,078)	(30.5)
Securities sold under agreements to repurchase	376,078	427,508	(51,430)	(12.0)	477,862	494,757	439,077	(62,999)	(14.3)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,260,900	1,261,515	(615)	—	1,257,213	1,300,114	622,655	638,245	102.5
Other liabilities	292,445	281,820	10,625	3.8	275,869	264,790	273,163	19,282	7.1
Total liabilities	26,111,149	25,856,789	254,360	1.0	24,414,744	24,287,004	22,420,498	3,690,651	16.5
Total shareholders' equity	3,935,082	3,914,063	21,019	0.5	3,717,475	3,748,059	3,676,423	258,659	7.0
Total liabilities and shareholders' equity	$30,046,231	$29,770,852	275,379	0.9	$28,132,219	$28,035,063	$26,096,921	3,949,310	15.1

Table 5 - IBERIABANK CORPORATION
LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	9/30/2018	6/30/2018	$	%	3/31/2018	12/31/2017	9/30/2017	$	%
Commercial loans and leases:
Real estate- construction	$1,127,988	$1,183,367	(55,379)	(4.7)	$1,199,625	$1,240,396	$1,298,282	(170,294)	(13.1)
Real estate- owner-occupied (1)	2,458,964	2,455,685	3,279	0.1	2,449,513	2,375,321	2,306,941	152,023	6.6
Real estate- non-owner occupied	5,794,931	5,653,252	141,679	2.5	5,599,813	5,322,513	5,162,663	632,268	12.2
Commercial and industrial (6)	5,581,040	5,512,416	68,624	1.2	5,325,682	5,135,067	5,016,437	564,603	11.3
Total commercial loans and leases	14,962,923	14,804,720	158,203	1.1	14,574,633	14,073,297	13,784,323	1,178,600	8.6

Residential mortgage loans	4,300,163	4,124,538	175,625	4.3	3,971,067	3,056,352	3,024,970	1,275,193	42.2

Consumer loans:
Home equity	2,350,176	2,410,617	(60,441)	(2.5)	2,421,186	2,292,275	2,320,233	29,943	1.3
Other	730,644	735,908	(5,264)	(0.7)	739,204	656,257	665,559	65,085	9.8
Total consumer loans	3,080,820	3,146,525	(65,705)	(2.1)	3,160,390	2,948,532	2,985,792	95,028	3.2
Total loans and leases	$22,343,906	$22,075,783	268,123	1.2	$21,706,090	$20,078,181	$19,795,085	2,548,821	12.9

Allowance for loan and lease losses (2)	$(136,950)	$(136,576)	(374)	0.3	$(144,527)	$(140,891)	$(136,628)	(322)	0.2
Loans and leases, net	22,206,956	21,939,207	267,749	1.2	21,561,563	19,937,290	19,658,457	2,548,499	13.0

Reserve for unfunded commitments	(14,721)	(14,433)	(288)	2.0	(13,432)	(13,208)	(21,032)	6,311	(30.0)
Allowance for credit losses	(151,671)	(151,009)	(662)	0.4	(157,959)	(154,099)	(157,660)	5,989	(3.8)

ASSET QUALITY DATA
Non-accrual loans (3)	$143,595	$131,155	12,440	9.5	$153,975	$145,388	$145,491	(1,896)	(1.3)
Other real estate owned and foreclosed assets	32,418	22,267	10,151	45.6	27,117	26,533	28,338	4,080	14.4
Accruing loans more than 90 days past due (3)	12,452	9,314	3,138	33.7	8,288	6,900	2,190	10,262	468.6
Total non-performing assets (3)(4)	$188,465	$162,736	25,729	15.8	$189,380	$178,821	$176,019	12,446	7.1

Loans 30-89 days past due (3)	$70,624	$43,159	27,465	63.6	$78,293	$61,717	$58,327	12,297	21.1

Non-performing assets to total assets (3)(4)	0.63%	0.54%			0.64%	0.64%	0.63%
Non-performing assets to total loans and OREO (3)(4)	0.84	0.74			0.87	0.89	0.89
ALLL to non-performing loans (3)(5)	87.8	97.2			89.1	92.5	92.5
ALLL to non-performing assets (3)(4)	72.7	83.9			76.3	78.8	77.6

ALLL to total loans and leases	0.61	0.62			0.67	0.70	0.69

Quarter-to-date charge-offs	$12,006	$13,618	(1,612)	(11.8)	$9,116	$12,526	$30,460	(18,454)	(60.6)
Quarter-to-date recoveries	(3,049)	(1,968)	(1,081)	54.9	(4,813)	(2,425)	(1,644)	(1,405)	85.5
Quarter-to-date net charge-offs	$8,957	$11,650	(2,693)	(23.1)	$4,303	$10,101	$28,816	(19,859)	(68.9)

Net charge-offs to average loans (annualized)	0.16%	0.21%			0.09%	0.20%	0.62%

(1) Real estate- owner-occupied is defined as loans with a "1E1" Call Report Code (loans secured by owner-occupied non-farm non-residential properties).
(2) The allowance for loan and lease losses includes impairment reserves attributable to acquired impaired loans.
(3) For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(4) Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(6) Includes equipment financing leases.

TABLE 6 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2018			6/30/2018			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,825,572	$191,014	5.13%	$14,631,985	$178,830	4.92%	21
Residential mortgage loans	4,230,471	48,145	4.55	4,041,259	47,215	4.67	(12)
Consumer loans	3,106,330	43,966	5.62	3,157,476	44,431	5.64	(2)
Total loans and leases	22,162,373	283,125	5.09	21,830,720	270,476	4.98	11
Mortgage loans held for sale	87,823	1,037	4.72	72,917	836	4.59	13
Investment securities (2)	5,016,163	29,793	2.43	4,958,769	29,325	2.42	1
Other earning assets	456,120	3,112	2.71	580,477	3,186	2.20	51
Total earning assets	27,722,479	317,067	4.57	27,442,883	303,823	4.46	11
Allowance for loan and lease losses	(139,075)			(145,565)
Non-earning assets	2,462,827			2,473,534
Total assets	$30,046,231			$29,770,852

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,296,392	$8,841	0.82%	$4,494,064	$8,620	0.77%	5
Savings and money market accounts	9,237,614	23,076	0.99	9,146,302	18,434	0.81	18
Time deposits	3,023,180	12,484	1.64	2,719,627	9,105	1.34	30
Total interest-bearing deposits (3)	16,557,186	44,401	1.06	16,359,993	36,159	0.89	17
Short-term borrowings	1,196,165	4,727	1.57	1,037,473	3,327	1.29	28
Long-term debt	1,381,010	8,714	2.50	1,381,625	8,224	2.39	11
Total interest-bearing liabilities	19,134,361	57,842	1.20	18,779,091	47,710	1.02	18
Non-interest-bearing deposits	6,684,343			6,795,878
Non-interest-bearing liabilities	292,445			281,820
Total liabilities	26,111,149			25,856,789
Total shareholders' equity	3,935,082			3,914,063
Total liabilities and shareholders' equity	$30,046,231			$29,770,852

Net interest income/Net interest spread		$259,225	3.37%		$256,113	3.44%	(7)
Taxable equivalent benefit		1,502	0.02		1,449	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$260,727	3.74%		$257,562	3.76%	(2)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended September 30, 2018 and June 30, 2018 were 0.76% and 0.63%, respectively.

TABLE 6 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2018			12/31/2017			9/30/2017
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,087,635	$164,660	4.76%	$13,964,340	$163,974	4.70%	$12,951,243	$146,003	4.52%
Residential mortgage loans	3,151,775	34,494	4.38	3,049,947	35,007	4.59	2,464,348	28,645	4.65
Consumer loans	2,941,980	38,915	5.36	2,927,213	38,836	5.26	2,925,563	42,240	5.73
Total loans and leases	20,181,390	238,069	4.79	19,941,500	237,817	4.77	18,341,154	216,888	4.73
Mortgage loans held for sale	109,027	1,154	4.23	126,216	1,251	3.96	132,309	1,209	3.66
Investment securities (2)	4,843,448	28,094	2.38	4,893,538	27,714	2.37	4,709,526	26,246	2.32
Other earning assets	679,902	3,226	1.92	725,042	2,921	1.60	789,223	2,629	1.32
Total earning assets	25,813,767	270,543	4.26	25,686,296	269,703	4.22	23,972,212	246,972	4.14
Allowance for loan and lease losses	(144,295)			(138,927)			(147,046)
Non-earning assets	2,462,747			2,487,694			2,271,755
Total assets	$28,132,219			$28,035,063			$26,096,921

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,363,557	$7,081	0.66%	$3,987,908	$5,404	0.54%	$3,203,657	$4,384	0.54%
Savings and money market accounts	8,664,085	14,579	0.68	8,769,464	13,345	0.60	8,566,873	11,650	0.54
Time deposits	2,471,485	6,584	1.08	2,444,403	6,115	0.99	2,413,727	5,766	0.95
Total interest-bearing deposits (3)	15,499,127	28,244	0.74	15,201,775	24,864	0.65	14,184,257	21,800	0.61
Short-term borrowings	983,918	2,524	1.04	1,223,868	2,901	0.94	1,619,242	4,152	1.02
Long-term debt	1,377,323	6,886	2.03	1,420,224	6,436	1.80	742,765	4,137	2.21
Total interest-bearing liabilities	17,860,368	37,654	0.86	17,845,867	34,201	0.76	16,546,264	30,089	0.72
Non-interest-bearing deposits	6,278,507			6,176,347			5,601,071
Non-interest-bearing liabilities	275,869			264,790			273,163
Total liabilities	24,414,744			24,287,004			22,420,498
Total shareholders' equity	3,717,475			3,748,059			3,676,423
Total liabilities and shareholders' equity	$28,132,219			$28,035,063			$26,096,921

Net interest income/Net interest spread		$232,889	3.40%		$235,502	3.46%		$216,883	3.42%
Taxable equivalent benefit		1,464	0.02		2,808	0.04		2,580	0.04
Net interest income (TE)/Net interest margin (TE) (1)		$234,353	3.67%		$238,310	3.69%		$219,463	3.64%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended March 31, 2018, December 31, 2017, and September 30, 2017, were 0.53%, 0.46% and 0.44%, respectively.

TABLE 7 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Nine Months Ended
	9/30/2018			9/30/2017			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,517,767	$534,504	4.94%	$11,676,048	$392,909	4.55%	39
Residential mortgage loans	3,811,786	129,854	4.54	1,689,905	55,838	4.41	13
Consumer loans	3,069,198	127,312	5.55	2,869,756	116,383	5.42	13
Total loans and leases	21,398,751	791,670	4.96	16,235,709	565,130	4.69	27
Mortgage loans held for sale	89,845	3,027	4.49	150,873	3,429	3.03	146
Investment securities (2)	4,940,093	87,212	2.41	4,163,596	68,480	2.30	11
Other earning assets	571,346	9,524	2.23	852,908	7,041	1.11	112
Total earning assets	27,000,035	891,433	4.43	21,403,086	644,080	4.07	36
Allowance for loan and lease losses	(142,960)			(146,280)
Non-earning assets	2,466,370			2,026,028
Total assets	$29,323,445			$23,282,834

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,384,425	$24,542	0.75%	$3,188,866	$10,981	0.46%	29
Savings and money market accounts	9,018,101	56,089	0.83	7,624,362	29,009	0.51	32
Time deposits	2,740,119	28,173	1.37	2,155,112	14,980	0.93	44
Total interest-bearing deposits (3)	16,142,645	108,804	0.90	12,968,340	54,970	0.57	33
Short-term borrowings	1,073,296	10,578	1.32	798,553	4,655	0.78	54
Long-term debt	1,380,000	23,824	2.31	663,752	11,111	2.24	7
Total interest-bearing liabilities	18,595,941	143,206	1.03	14,430,645	70,736	0.66	37
Non-interest-bearing deposits	6,587,729			5,192,491
Non-interest-bearing liabilities	283,438			232,130
Total liabilities	25,467,108			19,855,266
Total shareholders' equity	3,856,337			3,427,568
Total liabilities and shareholders' equity	$29,323,445			$23,282,834

Net interest income/Net interest spread		$748,227	3.40%		$573,344	3.41%	(1)
Tax-equivalent benefit		4,482	0.02		7,543	0.05	(3)
Net interest income (TE)/Net interest margin (TE) (1)		$752,709	3.72%		$580,887	3.63%	9

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the nine months ended September 30, 2018 and 2017 were 0.64% and 0.40%, respectively.

Table 8 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	9/30/2018			6/30/2018			3/31/2018			12/31/2017			9/30/2017
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$193	$15,957	4.80%	$179	$15,217	4.73%	$166	$14,556	4.61%	$157	$14,235	4.39%	$148	$13,638	4.29%
Acquired loans	90	6,205	5.78	91	6,614	5.51	72	5,625	5.20	81	5,706	5.61	69	4,703	5.86
Total loans	$283	$22,162	5.08%	$270	$21,831	4.97%	$238	$20,181	4.77%	$238	$19,941	4.74%	$217	$18,341	4.70%

	9/30/2018			6/30/2018			3/31/2018			12/31/2017			9/30/2017
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans	(17)	144	(1.23)	(16)	142	(1.12)	(15)	142	(1.16)	(21)	161	(1.60)	(20)	120	(1.76)
Total loans	$(17)	$144	(0.35)%	$(16)	$142	(0.34)%	$(15)	$142	(0.32)%	$(21)	$161	(0.46)%	$(20)	$120	(0.45)%

	9/30/2018			6/30/2018			3/31/2018			12/31/2017			9/30/2017
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$193	$15,957	4.80%	$179	$15,217	4.73%	$166	$14,556	4.61%	$157	$14,235	4.39%	$148	$13,638	4.29%
Acquired loans	73	6,349	4.55	75	6,756	4.39	57	5,767	4.04	60	5,867	4.01	49	4,823	4.10
Total loans	$266	$22,306	4.73%	$254	$21,973	4.63%	$223	$20,323	4.45%	$217	$20,102	4.28%	$197	$18,461	4.25%

Table 9 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	9/30/2018			6/30/2018			3/31/2018
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$131,866	$101,465	$1.79	$105,581	$75,124	$1.32	$81,173	$63,621	$1.17
Less: Preferred stock dividends	—	3,599	0.06	—	949	0.02	—	3,598	0.07
Income available to common shareholders (GAAP)	$131,866	$97,866	$1.73	$105,581	$74,175	$1.30	$81,173	$60,023	$1.10

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	(1)	(1)	—	(3)	(2)	—	59	44	—

Non-interest expense adjustments (1)(3):
Merger-related expense	973	743	0.01	14,333	11,012	0.20	16,227	12,517	0.23
Compensation-related expense	1,104	839	0.01	1,781	1,354	0.02	1,221	928	0.02
Impairment of long-lived assets, net of (gain) loss on sale	3,286	2,497	0.05	5,413	4,114	0.07	2,074	1,576	0.03
Gain on early termination of loss share agreements	(2,708)	(2,058)	(0.04)	—	—	—	—	—	—
Other non-core non-interest expense	(1,955)	(1,486)	(0.02)	(95)	(72)	—	(683)	(520)	(0.01)
Total non-interest expense adjustments	700	535	0.01	21,432	16,408	0.29	18,839	14,501	0.27
Income tax expense (benefit) - provisional impact of TCJA (4)	—	—	—	—	6,572	0.12	—	—	—
Income tax expense (benefit) - other	—	—	—	—	—	—	—	173	—
Core earnings (Non-GAAP)	132,565	98,400	1.74	127,010	97,153	1.71	100,071	74,741	1.37
Provision for loan losses (1)	11,097	8,434		7,595	5,772		7,986	6,069
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$143,662	$106,834		$134,605	$102,925		$108,057	$80,810

	For the Three Months Ended
	12/31/2017			9/30/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$91,386	$10,278	$0.19	$48,450	$29,644	$0.56
Less: Preferred stock dividends	—	949	0.02	—	3,598	0.07
Income available to common shareholders (GAAP)	$91,386	$9,329	$0.17	$48,450	$26,046	$0.49

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	(35)	(22)	—	242	157	—

Non-interest expense adjustments (1)(3):
Merger-related expense	11,373	8,487	0.16	28,478	19,255	0.36

Compensation-related expense	1,457	947	0.01	1,092	710	0.02
Impairment of long-lived assets, net of (gain) loss on sale	3,177	2,065	0.04	3,661	2,380	0.04
Litigation expense	—	1,228	0.02	5,692	4,696	0.09
Other non-core non-interest expense	467	358	0.01	377	245	—
Total non-interest expense adjustments	16,474	13,085	0.24	39,300	27,286	0.51
Income tax expense (benefit) - provisional impact of TCJA (4)	—	51,023	0.94	—	—	—
Income tax expense (benefit) - other	—	(1,237)	(0.02)	—	—	—
Core earnings (Non-GAAP)	107,825	72,178	1.33	87,992	53,489	1.00
Provision for loan losses (1)	14,393	9,355		18,514	12,034
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$122,218	$81,533		$106,506	$65,523

(1) Excluding preferred stock dividends, merger-related expense, and litigation expense, after-tax amounts are calculated using a tax rate of 24% in 2018 and 35% in 2017, which approximates the marginal tax rate.

(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

(4) Estimated net impact of the Tax Cuts and Jobs Act ("TCJA") enacted on December 22, 2017 is subject to refinement in future periods as further information becomes available.

	For the Nine Months Ended
	9/30/2018			9/30/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$318,620	$240,210	$4.29	$201,493	$132,135	$2.61
Less: Preferred stock dividends	—	8,146	0.15	—	8,146	0.16
Income available to common shareholders (GAAP)	$318,620	$232,064	$4.14	$201,493	$123,989	$2.45

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	55	41	—	183	119	—

Non-interest expense adjustments (1)(3):
Merger-related expense	31,533	24,272	0.44	29,598	20,079	0.40
Compensation-related expense	4,106	3,121	0.06	1,568	1,019	0.02
Impairment of long-lived assets, net of (gain) loss on sale	10,773	8,187	0.15	3,784	2,460	0.05
Gain on early termination of loss share agreements	(2,708)	(2,058)	(0.04)	—	—	—
Litigation expense	—	—	—	11,692	10,177	0.20
Other non-core non-interest expense	(2,733)	(2,078)	(0.04)	377	245	0.01
Total non-interest expense adjustments	40,971	31,444	0.57	47,019	33,980	0.68
Income tax expense (benefit) - provisional impact of TCJA (4)	—	6,572	0.12	—	—	—
Income tax expense (benefit) - other	—	173	—	—	—	—
Core earnings (Non-GAAP)	359,646	270,294	4.83	248,695	158,088	3.13
Provision for loan losses (1)	26,678	20,275		36,718	23,867
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$386,324	$290,569		$285,413	$181,955

(1) Excluding preferred stock dividends, merger-related expense, and litigation expense, after-tax amounts are calculated using a tax rate of 24% in 2018 and 35% in 2017, which approximates the marginal tax rate.

(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

(4) Estimated net impact of the Tax Cuts and Jobs Act ("TCJA") enacted on December 22, 2017 is subject to refinement in future periods as further information becomes available.

Table 10 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Net interest income (GAAP)	$259,225	$256,113	$232,889	$235,502	$216,883
Taxable equivalent benefit	1,502	1,449	1,464	2,808	2,580
Net interest income (TE) (Non-GAAP) (1)	260,727	257,562	234,353	238,310	219,463

Non-interest income (GAAP) (3)	53,087	53,940	44,566	52,342	50,843
Taxable equivalent benefit	463	336	341	683	680
Non-interest income (TE) (Non-GAAP) (1) (3)	53,550	54,276	44,907	53,025	51,523
Taxable equivalent revenues (Non-GAAP) (1) (3)	314,277	311,838	279,260	291,335	270,986
Securities (gains) losses and other non-interest income	(1)	(3)	59	(35)	242
Core taxable equivalent revenues (Non-GAAP) (1) (3)	$314,276	$311,835	$279,319	$291,300	$271,228

Total non-interest expense (GAAP) (3)	$169,349	$196,877	$188,296	$182,065	$200,762
Less: Intangible amortization expense	5,382	6,111	5,102	4,642	4,527
Tangible non-interest expense (Non-GAAP) (2) (3)	163,967	190,766	183,194	177,423	196,235
Less: Merger-related expense	973	14,333	16,227	11,373	28,478
Compensation-related expense	1,104	1,781	1,221	1,457	1,092
Impairment of long-lived assets, net of (gain) loss on sale	3,286	5,413	2,074	3,177	3,661
Gain on early termination of loss share agreements	(2,708)	—	—	—	—
Litigation expense	—	—	—	—	5,692
Other non-core non-interest expense	(1,955)	(95)	(683)	467	377
Core tangible non-interest expense (Non-GAAP) (2) (3)	$163,267	$169,334	$164,355	$160,949	$156,935

Return on average assets (GAAP)	1.34%	1.01%	0.92%	0.15%	0.45%
Effect of non-core revenues and expenses	0.01	0.31	0.21	0.88	0.42
Core return on average assets (Non-GAAP)	1.35%	1.32%	1.13%	1.03%	0.87%

Efficiency ratio (GAAP) (3)	54.2%	63.5%	67.9%	63.3%	75.0%
Effect of tax benefit related to tax-exempt income (3)	(0.3)	(0.4)	(0.5)	(0.8)	(1.0)
Efficiency ratio (TE) (Non-GAAP) (1) (3)	53.9%	63.1%	67.4%	62.5%	74.0%
Effect of amortization of intangibles	(1.7)	(1.9)	(1.8)	(1.6)	(1.7)
Effect of non-core items	(0.2)	(6.9)	(6.8)	(5.6)	(14.4)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	52.0%	54.3%	58.8%	55.3%	57.9%

Return on average common equity (GAAP)	10.21%	7.87%	6.79%	1.02%	2.92%
Effect of non-core revenues and expenses	0.06	2.43	1.66	6.90	3.07
Core return on average common equity (Non-GAAP)	10.27%	10.30%	8.45%	7.92%	5.99%
Effect of intangibles (2)	6.07	6.40	5.38	4.81	2.96
Core return on average tangible common equity (Non-GAAP) (2)	16.34%	16.70%	13.83%	12.73%	8.95%

Total shareholders' equity (GAAP)	$3,942,361	$3,913,409	$3,900,907	$3,696,791	$3,726,774
Less: Goodwill and other intangibles	1,305,915	1,314,165	1,332,672	1,271,807	1,276,241
Preferred stock	132,097	132,097	132,097	132,097	132,097
Tangible common equity (Non-GAAP) (2)	$2,504,349	$2,467,147	$2,436,138	$2,292,887	$2,318,436

Total assets (GAAP)	$30,118,387	$30,126,162	$29,472,637	$27,904,129	$27,976,635
Less: Goodwill and other intangibles	1,305,915	1,314,165	1,332,672	1,271,807	1,276,241
Tangible assets (Non-GAAP) (2)	$28,812,472	$28,811,997	$28,139,965	$26,632,322	$26,700,394
Tangible common equity ratio (Non-GAAP) (2)	8.69%	8.56%	8.66%	8.61%	8.68%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.
(3) Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.